Page 1 of 2 POWER OF ATTORNEY Wendy W. Bridges Know all by these presents, that the undersigned hereby constitutes and appoints each of Von E. Hays, Nicole V. Gersch, Steven Franklin and Nina K. Ramachandran, signing singly, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 with respect to the securities of Comerica Incorporated (the "Company") beneficially owned by the undersigned in accordance with Rule 144 under the Securities Act of 1933 (the "Securities Act"); (2) execute for and on behalf of the undersigned documents necessary to facilitate the filing of Forms 3, 4 and 5 and Form 144; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and all purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act.

Page 2 of 2 The termination of any attorney-in-fact's employment by the Company, however caused, shall operate as a termination of his or her powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other party. This Power of Attorney shall remain in full force and effect until six months from the date the undersigned is terminated or removed, or resigns or retires from the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact at the then current mailing address of the Corporate Legal Department of Comerica Incorporated. All Powers of Attorney previously granted in connection with the foregoing matters hereby are canceled and revoked. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and made effective as of this 29th day of July, 2025. /s/ Wendy W. Bridges Wendy W. Bridges THE STATE OF TEXAS COUNTY OF DALLAS On July 29, 2025 before me, a Notary Public, personally appeared Wendy W. Bridges, to me known to be the same person described herein and who executed the within instrument and acknowledged the same to be her free act and deed. /s/ Shelli Williams Notary Public My commission expires: 09-15-2028 [Notary Seal]